                                                                   EXHIBIT 10.23

                            ASSET TRANSFER AGREEMENT

                                      among

         Focus Media Digital Information Technology (Shanghai) Co., Ltd.

                                       and

                Shanghai New Focus Media Advertisement Co., Ltd.

                                   Dated as of

                                December 31 2005

ASSET TRANSFER AGREEMENT

This ASSET TRANSFER AGREEMENT (this "AGREEMENT"), dated as of December 31 2005, is entered into by and between the following parties:

(1) FOCUS MEDIA DIGITAL INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD., a company of limited liabilities incorporated under the laws of China, with its legal address at Room A72, Floor 28, No.369, Jiangsu Road, Changning District, Shanghai (hereinafter, the " SELLER");

(2) SHANGHAI NEW FOCUS MEDIA ADVERTISEMENT CO., LTD., a company of limited liabilities incorporated under the laws of China, with its legal address at Room A72, Floor 28, No.369, Jiangsu Road, Changning District, Shanghai (hereinafter, the " BUYER").

WHEREAS:

The Seller, as a technology company, owns the assets and equipments for the operation of LCD advertisement. The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the assets in connection with the business of the seller, upon the terms and subject to the conditions set forth in this Agreement.

THEREFORE, the parties hereto hereby agree as follows:

1.          DEFINITION

1.1 Unless otherwise stipulated in the provisions or in the context of this Agreement, the following terms shall bear the meaning as follows:

            "TRANSFER ASSETS" shall mean the Seller's assets and equipments listed in Evaluation Report as Appendix II.

            "CLOSING" shall mean the completion of the sell and purchase of the Transfer Assets pursuant to the Article 4;

            "CLOSING DATE" shall mean the date of Closing;

            "RESTRICTION OF RIGHTS" shall mean all the pledge, mortgage, lien, security rights, preemption, option or any other restriction of rights or third party rights or any claim of rights (except for (i) lien raised or result from the repair or other similar situation during the ordinary course of business, and (ii) general ownership appointment and ownership reservation clause reached during the ordinary course of business for the purchase of goods);

            "PARTIES" shall mean the parties to this Agreement and their respective successors or ASSIGNEES;

            "PRC" shall mean the People's Republic of China, for the purpose of this Agreement, not including Hong Kong, Macao Special Administrative Region and Taiwan;

            "WARRANT" shall mean all the representations, warrants and undertakings included or in relation to the Article 6 and Appendix I; and,

            "RMB" shall mean the legal currency of PRC.

1.2 The articles and appendix cited in this Agreement shall be the articles and appendix of this Agreement (unless otherwise stipulated in the context). The context and appendix constitute the whole Agreement.

1.3 The titles of the articles contained herein shall be for convenience only, and shall not affect the interpretation of the provisions hereof.

1.4 If allowed by the context, the wording as of "Seller" and "Buyer" shall include the Seller and Buyer's respective successors, authorized representatives and the assignees with their consent.

2.          SELL OF THE TRANSFER ASSETS

2.1 Restricted by the provisions of this Agreement, the Seller shall be the legal owner to sell and cause the Buyer to obtain all the Transfer Assets without any restriction of rights hereupon.

2.2 Except for the assets and obligations clearly specified in the Agreement, under this Agreement, the Buyer shall not be deemed to be transferred of other assets or obligations from the Seller, nor be deemed to undertake any duty or obligations in relation to such assets and obligations.

3.          CONSIDERATION

            The Parties understand that the sell and purchase of the Transfer Assets under this Agreement shall for the interest of the Parties; and the Parties acknowledge that the consideration, which is full, non-gratuitous and made with good faith, for the execution and the performance of this Agreement, has been accepted by the Parties. Based on such understanding, the Parties agree that the consideration payable by the Buyer under this Agreement shall be the evaluation price in the Evaluation Report, i.e. RMB 251,499,950.11 in total; and the Seller undertakes that, except for the consideration stipulated above, it shall not, by virtue of any other reason, request the Buyer to pay other consideration in respect of the execution and the performance of this Agreement.

4.          OBLIGATION OF THE SELLER

4.1         In case that no breach to the Warrant, the Seller shall undertake:

            4.1.1 any indebtedness, duty and obligation on the Transfer Assets existing before and on the Closing Date raised by virtue of any restriction of rights, regardless of such obligation raised before or after the Closing Date; and

            4.1.2 any third party's claim or obligation in respect of the
                  Transfer Assets result from any do or no-to-do by the Seller before or on the Closing Date.

5.          WARRANT

5.1 The Seller hereby represents warrants and undertakes to the Buyer in respect of the factuality and accuracy of the Warrant.

5.2 The Seller hereby acknowledges that the Buyer executes this Agreement due to its believing of the Warrant under this Agreement and the Buyer executes this Agreement based on such Warrant.

5.3 The Seller hereby warrants that at any time it shall indemnify the Buyer for and against any loss, damage, interest, cost and expense, under the circumstances that such indemnification will not restrict any rights of the Buyer or infringe any rights of claim of the Buyer based on such rights.

5.4 Each Warrant shall be separately made and independent to each other, unless clear contrarily stipulated, each Warrant shall not be restricted by other Warrant or any provision of this Agreement or be deduced from any Warrant or any provision of this Agreement.

5.5 The interest under this Article can be transferred without restriction in a whole or partially transferred by the one who enjoys the interest at the time of such transfer.

5.6 Regardless of the Closing, any Warrant and any provision of this Agreement, which are not completely performed, shall be remain effective.

6.          BREACH

6.1 The Parties agree and confirm that, if any party (hereinafter the "DEFAULTING PARTY") breaches substantially any of the provisions herein or omits substantially to perform any of the obligations hereunder, or fails substantially to perform any of the obligations under this Agreement, such a breach or omission shall constitute a default under this Agreement (hereinafter a "DEFAULT"), then any party of the Non-Defaulting Party ("NON-DEFAULTING PARTY") shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of the other Party's notifying the Defaulting Party in writing and requiring it to rectify the Default, then Non-Defaulting Party shall have the right at its own discretion to (1) terminate this Agreement and require the Defaulting Party to indemnify it for all the damage; or (2) request mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damage.

6.2 Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.

7.          FORCE MAJEURE

            If the performance or duly performance of one party is directly affected by earthquake, typhoon, flood, war, computer virus, flaw in tool software, the attack of hacker on the internet, change of policy and law and other event which is unforeseeable, unavoidable and insurmountable, the party affected by the Force Majeure shall at once announce the other party of the Force Majeure by facsimile and, within thirty (30) days, provide the other party with the detailed information of the Force Majeure and a valid evidencing document issued by the relevant notarization organization, stating the reasons that the Agreement cannot be performed or would be performed with delay. The Parties, by reference to the influence of the Force Majeure for the performance of this Agreement, shall thereby make consultation on whether or not to partially release the obligations of one party from